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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                     1.  Central National Bank, Canajoharie
                               Incorporated in New York

                       2.  Central Asset Management, Inc.
                               Incorporated in New York

                            3.  CNBF Capital Trust I
                                   Incorporated in Delaware